EXHIBIT 10.45(b)

                            TIME BROKERAGE AGREEMENT

         This Agreement is made this 6th day of May, 1999, by and between Sinclair Telecable, Inc., an Indiana corporation, and Commonwealth Broadcasting, L.L.C., a Virginia limited liability company (collectively "Licensee"), licensees of Stations WCDX-FM, Mechanicsville, Virginia, WPLZ-FM, Petersburg, Virginia, WGCV-AM, Petersburg, Virginia, and WJRV-FM, Richmond, Virginia, respectively (the "Stations"), and Radio One, Inc., a Delaware corporation ("Timebroker").

         1.0      Programming.

         1.1 In consideration for the mutual obligations herein contained and the payment by Timebroker to Licensee of the sums of money provided for herein, Licensee agrees to sell and Timebroker agrees to buy, beginning June 1, 1999 (the "Commencement Date") and until the earlier of the termination, according to its terms, of the Asset Purchase Agreement (the "Asset Purchase Agreement" dated May 6th, 1999) or the Closing, as defined in the Asset Purchase Agreement between the parties, or some earlier date on which this Agreement terminates, those certain segments of air time (hereinafter referred to as "Sold Time") on the Stations. Subject to the rules and policies of the Federal Communications Commission ("FCC" or "Commission") and the limitations contained herein, Sold Time shall consist of up to 168 hours per week of programming which shall be provided to Licensee by Timebroker, including entertainment programs and commercials when and as selected by Timebroker. Licensee, however, reserves for use, at its option, one hour between 5:00 and 6:00 a.m. each Saturday and Sunday.

         1.2 Licensee may produce or present on the Stations public affairs or other informational programming and such additional programming as it elects to present during the preemptions provided for in paragraph 1.3 hereof. Licensee's public affairs programs shall respond to the needs and interests of Richmond, Mechanicsville, and Petersburg.


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         1.3  Timebroker's   programming   shall  consist  primarily  of  music,
commercial announcements, news and informational programming. Timebroker shall not alter the format of any of the stations without Licensee's prior consent. Licensee may, from time to time, preempt portions of Sold Time to broadcast emergency information or programs it deems would better serve the public interest, and may refuse to broadcast any program and/or announcement of Timebroker should Licensee deem such program and/or announcement to be contrary to the public interest. However, such authority shall not be exercised in an arbitrary manner or for the commercial advantage of Licensee. Timebroker shall be notified, unless such advance notice is impossible or impractical, at least one week in advance of any preemption of Timebroker's programming for the purpose of broadcasting programs Licensee deems necessary to serve the public interest. In the event of any such preemption, Timebroker shall receive a pro-rated credit for the preempted time against the monthly payment required by paragraph 3.0 and described in subparagraph (a) of Schedule 3.0 hereof.

         1.4 Timebroker shall broadcast (a) an announcement in form satisfactory to Licensee at the beginning of each hour to identify each respective Station's call sign and city of license, (b) an announcement at the beginning of each segment of Sold Time (i.e., at the beginning of each broadcast day) to indicate that program time has been purchased by Timebroker, (c) sponsorship identification announcements for all commercial matter included in Sold Time that comply with Section 73.1212(a) of the FCC's rules and regulations, and (d) any other announcement that may be required by law, regulation, or the Stations' policy, as provided, in writing, to Timebroker.

         2.0 Record Keeping.

         2.1 Licensee shall promptly provide Timebroker with a copy of any official correspondence it receives from the FCC or any other federal, state or local governmental authority, which relates in any way to, or alleges a violation by Licensee, of any law, rule, regulation, ordinance or any other governmental requirement. Licensee also shall continue to be responsible for maintenance of all FCC required logs and records for the Stations, including the


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public  inspection file and quarterly  lists of community  problems and programs broadcast in response thereto. In this regard, Timebroker shall, at its expense, and under Licensee's supervision, compile and complete all such logs, records and reports relating to the Stations' Sold Time as are customary in the broadcast industry, and such logs, records and reports shall be the property of Licensee, but shall be available at all times to Timebroker. Timebroker will, forthwith upon receipt of same, furnish to Licensee all correspondence it receives from the public regarding the Stations' operations or programming during Sold Time.

         2.2 Upon the request of Licensee, Timebroker shall provide for Licensee's approval a schedule describing the play lists and a day part breakdown of the programming matter to be transmitted by Timebroker for broadcast on each of the Stations during the week (Sunday-Saturday) following such request, and Licensee will notify Timebroker by 5:00 p.m. on the Friday preceding the week for which the schedule has been provided of any objection Licensee has to Timebroker's planned programming, based upon Licensee's obligation to provide programming consistent with the FCC's Rules. Timebroker shall conform or alter its programming schedule to meet any such objections. Also, for any particular broadcast day, Timebroker shall provide Licensee, within two (2) days following Licensee's request, program and traffic logs setting forth, respectively, all of the programming and commercial matter that was transmitted by Timebroker for broadcast on the Stations. Such logs shall include notations that identify the subjects known to have been addressed in any public affairs and talk shows, public service announcements or other programs addressing local needs and interests, and shall identify the sponsor, the time and the duration of each commercial announcement. Timebroker shall also provide in a timely manner, upon Licensee's advance request, air checks of the Stations' operations.

         3.0 Payments. Commencing on June 1, 1999, and on the first day of each month thereafter during the term of this Agreement, Timebroker shall pay a time brokerage fee to Licensee in the amount and in the manner set forth in Schedule
3.0 attached hereto. In addition, Timebroker shall make payments to Licensee to cover expenses itemized in Section 4.0 and


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Schedule  3.0 prior to their due dates,  which shall be  specified in writing by
Licensee and accompanied by documentation of the expense at least fifteen (15) days in advance of the due date. Licensee shall provide documentation of the expenses and monthly statements to Timebroker demonstrating that Licensee has paid said expenses . In the event Licensee fails to pay any expense, Timebroker may terminate this Agreement or pay the expense itself, at its option. If Timebroker elects the latter option and pays the expense, Licensee shall promptly repay Timebroker, or Timebroker may take a credit toward the Purchase Price at Closing on the Asset Purchase Agreement. Should Timebroker fail or refuse at any time to timely make the time brokerage fee required under this paragraph, then upon five (5) days' written notice and opportunity to cure, to Timebroker, Licensee may declare this Agreement null and void such that all of Timebroker's rights hereunder shall be deemed forfeited and canceled for all purposes. The same shall apply, but on ten (10) days' notice and opportunity to cure, to the expense payments required hereunder. In either event, if Licensee exercises its right to declare this Agreement null and void, Timebroker shall
(a) vacate the premises of the Stations and remove all of its equipment, papers and materials within thirty (30) days after the date of notice of such termination, and (b) be liable for a material breach of the Asset Purchase Agreement. Should closing on the Asset Purchase Agreement occur during a month for which payments in this Section 3 have been made, such payments shall be prorated.

         4.0 Expenses.

         4.1 Timebroker shall be permitted access to and use of Licensee's studio and program production facilities at no additional cost. However, Licensee shall be responsible in the amounts and manner described in Schedule
3.0 for the payment of all fees and expenses relating to the basic operations of the Stations or necessary for Licensee to fulfill its FCC obligations, including, but not limited to: salaries, benefits and taxes relating to the employment of Licensee's managerial and clerical employees, electricity, property taxes, rents, and equipment repairs and maintenance.


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         4.2 All equipment  necessary for  broadcasting  by the Station shall be maintained by Licensee, with Timebroker's assistance when requested, in a condition consistent with good engineering practice and in compliance in all material respects with the applicable rules, regulations and technical standards of the FCC. All capital expenditures (defined as any equipment repair and maintenance cost in excess of Two Thousand Dollars ($2,000))reasonably required to maintain the technical quality of the Stations' signal shall be made in a timely fashion by Timebroker after consultation with Licensee and made available for use by Licensee at the Stations, provided that should the parties not close under the Asset Purchase Agreement for any reason, then at Timebroker's option, Timebroker will either continue to own the equipment and may remove it or Licensee will purchase the equipment from Timebroker at cost. Should the parties close, the cost of such capital expenditures will be borne by Timebroker, but a credit against the purchase price for half the cost thereof will be provided at Closing.

         4.3 All expenses associated with the production and delivery of Timebroker's programming, including the salaries and related compensation of Timebroker's employees, and music license fees shall be the sole responsibility of Timebroker.

         5.0 Insurance. Timebroker will arrange to include Licensee as a co-insured on Timebroker's policy for appropriate liability and fire and extended coverage insurance in amounts reasonably required to protect the parties hereto from losses from liability for personal injury as well as from loss by theft, fire and other causes to the Stations' equipment.

         6.0 "Payola" and "Plugola". Timebroker agrees that it will take steps consistent with broadcast industry standards to assure that its employees will not accept any consideration in money, goods, services or otherwise, directly or indirectly (including to relatives) from any person or company for the playing of records, the presentation of any programming or the broadcast of any commercial announcement over the Stations without reporting the same to the management of the Licensee and without such broadcast being announced as sponsored. Timebroker understands that violation of this provision is "payola" and constitutes a federal crime. It is further understood and agreed that no commercial message ("plug") or undue


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reference  shall  be made in  programming  presented  over the  Stations  to any
business  venture,   profit-making   activity  or  other  interest  (other  than
non-commercial announcements for bona fide charities, church activities or other public service activities) in which Timebroker or anyone else are directly or indirectly interested without the same having been approved by the management of Licensee and said broadcast being announced as sponsored.

         7.0 Political Broadcasts. Timebroker agrees that any spot or program time sold to any candidates for political office or person(s) supporting a candidate will be sold in strict accordance with FCC rules and regulations and will be supported by documentation as required by the FCC. Such documentation will be transmitted to Licensee in a timely manner for inclusion in the Stations' "political file." Timebroker will coordinate the Timebroker's political sales policies with Licensee prior to any pre-election period.

         8.0 Compliance With Laws/Indemnification. Timebroker and Licensee shall comply in all material respects with all state, local and federal laws, rules and regulations, including the rules, regulations and policies of the FCC, as well as with all other obligations on their part under this Agreement, and the failure of either to do so shall constitute a breach of this Agreement, provided that the non-breaching party shall provide thirty (30) days' notice and opportunity to cure to the allegedly defaulting party (except that such thirty day period shall not apply to defaults under Section 3.0.). In the event of such breach, Timebroker or Licensee, as the case may be, hereby indemnifies, makes whole and holds harmless the other party, its officers, directors, shareholders, members and employees of and from any and all costs, liabilities, claims, obligations and expenses, including reasonable attorneys fees, which the other party may incur arising from such breach or default. Further, Timebroker and Licensee hereby indemnify and hold each other harmless against all liability for libel, slander, illegal competition or trade practices, infringement of trade marks, trade names, or program titles, violation of rights of privacy, and infringement of copyrights and property rights resulting from the broadcast of programming furnished or broadcast by the other party. These mutual obligations shall survive any termination of this Agreement and shall continue until the expiration of all applicable

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statutes of limitation and the conclusion and payment of all judgments which may be rendered in all litigation which may have been commenced prior to such expiration. Breach of the obligations in this paragraph by either party shall not constitute a breach of the Asset Purchase Agreement.

         9.0 Control of Station. Anything to the contrary in this Agreement notwithstanding, Licensee shall retain ultimate control of all aspects of the Stations' operations and Timebroker shall in no way represent itself or hold itself out as the Stations' licensee. Licensee shall employ a station manager whose principal workplace during regular business hours, five (5) days per week, shall be the Stations' studios. Licensee shall employ at least one additional person who shall be present at the Stations' studios at least during those regular business hours when Licensee's manager must be elsewhere, or shall share such an employee with the Timebroker. The parties shall jointly determine who this shared employee will be and what his or her salary will be.

         10.0 Employees. As of May 31, 1999, Licensee will dismiss all employees of the Stations except for the Licensee's station manager. Timebroker may, prior to the Commencement Date, extend offers of employment to any of the Stations' dismissed employees. Licensee shall be responsible, consistent with state law and internal station policy, for payment of all salary and other benefits, whether monetary or otherwise (including, without limitation, accrued vacation time), to which such dismissed employees of the Stations are entitled for all periods up to and including May 31, 1999, and shall indemnify and hold Timebroker harmless therefor.

         11.0 Cure of FCC-Related Deficiencies. It is the intention of the parties that this Agreement comply in all material respects with the rules and policies of the FCC concerning agreements of this nature. In the event that there is any complaint, inquiry, investigation, or proceeding at the FCC concerning this Agreement and the relationship between the parties, the parties shall cooperate fully and share equally the costs in responding to such matter. The parties also agree to modify this Agreement in any reasonable manner required to maintain compliance

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with FCC rules and policies, preserving to the maximum extent possible the basic business terms and conditions contained herein. Should such modification prove impossible, this Agreement may be terminated by either party.

         12.0     Term

         12.1 The term of this Agreement shall be from June 1, 1999, until the earlier of (a) Closing under the Asset Purchase Agreement, (b) termination of the Asset Purchase Agreement, (c) termination of this Agreement pursuant to paragraph 3.0 (d) termination of this Agreement pursuant to paragraph 12.2 hereof, or (e) termination of this Agreement pursuant to paragraph 11 hereof.

         12.2 In the event of a material default in performing the respective duties and obligations as set forth in this Agreement (with the exception of Timebroker's payment requirements as described in paragraphs 3 and 4), the non-defaulting party may terminate this Agreement without penalty, provided that such default shall not have been cured by the defaulting party within thirty
(30) days after written notice thereof.

         12.3 In the event of termination of this Agreement, it is understood that Timebroker reserves the right to ownership of logos and positioning statements which it develops during the term of this Agreement, and Licensee may not make use of any such materials without the consent of Timebroker.

         12.4 In the event of Licensee's termination of this Agreement due to Timebroker's default, all agreements or contracts for advertising during Sold Time then in existence shall belong to and be the property of Licensee, except that Licensee shall have the option whether to assume contracts with terms longer than ten (10) weeks. Licensee shall (a) have the duty to perform all such assumed agreements or contracts, and (b) be entitled to collect and receive the money thereafter derived therefrom; and Timebroker will forthwith assign same to Licensee and turn over to Licensee all books and records relating to the sale of advertising for broadcast exclusively over the Stations. Timebroker shall, at such time, pay over to Licensee any money or other consideration it shall have received as "pre-payment" for such advertising which


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Licensee  may  thereafter  undertake to broadcast  over the  Stations.  Licensee indemnifies and holds Timebroker harmless against any nonperformance of any assumed agreement or contract. All uncollected revenue for advertising broadcast during Sold Time prior to such termination shall belong to, be the property of and be for the benefit of Timebroker.

          13.0 Proration. Licensee shall be responsible for all expenses arising out of the business of the Stations until 11:59 p.m. on May 31, 1999.
Thereafter, expenses arising out of the business of the Stations shall be treated as outlined above in paragraph 3.0 and Schedule 3.0. All overlapping expenses shall be prorated or reimbursed, as the case may be, as of 11:59 p.m. on May 31, 1999.

         14.0 Inspection of Books and Records. To the extent the FCC or any third party is entitled by law or contract to review any of Timebroker's books and records relating to the Stations' operation during Sold Time, including financial books and records, whether pursuant to contracts entered into by Licensee or otherwise, e.g., with ASCAP, BMI, or SESAC, Timebroker will, upon reasonable notice, make such books and records available for such third party's inspection and, to the extent required or made necessary by law or contractual obligations of Licensee, for inspection by Licensee. In addition, upon request by Licensee, Timebroker will forthwith supply Licensee with all information, and all books and records necessary for verification thereof, which will enable Licensee to prepare, file or maintain the records and reports required by the FCC, ASCAP, BMI, SESAC and like entities.

         15.0 No Carry-Over Agreements Without Consent. Timebroker shall seek consent from Licensee to make agreements which shall require use of time on the Stations subsequent to the expiration or termination of this Agreement which exceed six (6) months in duration, and shall in no other way obligate Licensee without Licensee's written consent.

         16.0 Accounts Receivable. After the Commencement Date both parties shall be responsible for collection of their own Accounts Receivable that are outstanding and unpaid , except for those Accounts Receivable which Licensee has instituted litigation to collect or


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referred to a collection  agency as of the date of this  Agreement and which are identified in Schedule 16.0. All payments received by Timebroker or Licensee from any person who makes a payment with respect to any Accounts Receivable for the other party shall be promptly paid over to the other party, attempting wherever possible to do so within fifteen (15) days of receipt thereof. Licensee shall continue timely to pay commissions on the same percentage basis as prior to the Commencement Date to employees, agencies and representatives on these Accounts Receivable on the 15th and last day of each month, and to make reasonable efforts in the ordinary course of business to collect the Accounts Receivable. The parties will make every effort to cooperate with each other to ensure that both are paid monies owed them promptly, but without undue disruption to the parties' accounting systems or Timebroker's relationships with customers.

         17.0 Force Majeure Event. If either Timebroker or Licensee is prevented from performing its obligations hereunder by a Force Majeure event (i.e., fires, acts of God, orders of civil or military authorities or other contingencies beyond the reasonable control of the parties), and such a situation cannot be corrected within a period of thirty (30) days, this Agreement shall, at the option of either of the parties hereto, terminate and, except as otherwise provided herein, the parties' obligations accruing beyond that time shall be terminated; and neither shall be liable to the other for a breach caused thereby. Neither Timebroker nor Licensee shall be required to correct problems caused by a Force Majeure event which eliminates its ability to carry out this Agreement.

         18.0 Waiver of Breach. A waiver by either Timebroker or Licensee of a breach of any provision of this Agreement shall not be deemed to constitute a waiver of any preceding or subsequent breach of the same provision or any other provision.

         19.0 Entire Agreement. This writing constitutes the entire agreement between Timebroker and Licensee pertaining to time brokerage, all prior understandings being merged herein. This Agreement may not be changed, modified, renewed, extended or discharged, except as specifically provided herein or by an agreement in writing signed by the parties hereto. It is recognized that the obligations of Licensee and Timebroker hereunder are subject to applicable

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federal, state and local law, rules and regulations,  including, but not limited to, the Communications Act of 1934, as amended, and the rules and regulations of the FCC.

         20.0 Notices. All notices called for herein shall be in writing and shall either be delivered by hand delivery, evidenced by written receipt; by Federal Express, or other similar courier service or telecopier and evidenced by written receipt; all of which shall be addressed as follows:

         IF TO LICENSEE:

                  Mr. Robert Sinclair
                  Sinclair Telecable, Inc.
                  500 Dominion Tower
                  999 Waterside Drive
                  Norfolk, Virginia 23510
                  Fax:  (757) 640-8552


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         WITH A COPY TO:

                  Mr. J. David Sinclair
                  6158 Yellow Birch Court
                  Plainfield, IN  46168
                  Fax:  (317) 838-7225

                           and

                  Howard M. Weiss, Esq.
                  Fletcher, Heald & Hildreth
                  1300 North 17th Street
                  11th Floor
                  Arlington, Virginia 22209
                  Fax:  (703) 812-0486

         IF TO TIMEBROKER:

                  Mr. Alfred C. Liggins, President
                  Radio One, Inc.
                  5900 Princess Garden Parkway
                  8th Floor
                  Lanham, Maryland 20706
                  Fax:  (301) 306-9426

         WITH A COPY TO:

                  Linda J. Eckard, Esq.
                  Radio One, Inc.
                  5900 Princess Garden Parkway
                  Suite 800
                  Lanham, MD  20706
                  Fax: (301) 306-9638

         21.0 Binding Agreement/Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and assigns.

         22.0 Corporate/LLC Authority/Construction. The undersigned signatories to this

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                                       13

Agreement personally represent and warrant that they have full authority to execute this Agreement on behalf of the respective parties. This Agreement shall be construed and enforced under the laws of the Commonwealth of Virginia, but not its conflicts of law principles.

         23.0 Certifications.

         23.1 Licensee hereby certifies that for the term of this Agreement it shall maintain ultimate control over the Stations' facilities, including control over the Stations' finances, personnel and programming, and nothing herein shall be interpreted as depriving Licensee of the power or right of such ultimate control.

         23.2 Timebroker hereby certifies that the arrangement contemplated by this Agreement complies with the provisions of Sections 73.3555 of the FCC's Rules.

         24.0 WGCV

         24.1 Upon written request by Timebroker, Licensee shall give the requisite notice to Hoffman Communications terminating the Time Brokerage Agreement relating to WGCV (the "Hoffman Agreement"). Until that termination, this Agreement shall not apply to WGCV. Upon termination of the Hoffman Agreement, all of the provisions hereof shall apply to that station. The parties hereby agree to use their collective best efforts to estimate the cost of integrating the operation of Station WGCV into the combined operations of the Stations. Timebroker shall reimburse promptly said costs upon the receipt of documentation from Licensee.

                  WHEREFORE, the parties intending to be fully bound by the terms hereof have executed this Agreement as of the date first written above.


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                                       14


                                      SINCLAIR TELECABLE, INC.
                                      d/b/a SINCLAIR COMMUNICATIONS

                              By:
                                 ----------------------------------------
                                      Robert Sinclair, Vice President

                                      COMMONWEALTH BROADCASTING, LLC

                              By:
                                 ----------------------------------------
                                      Robert L. Sinclair, Member

                                      LICENSEE (collectively)

                                      RADIO ONE, INC.

                              By:
                                 ----------------------------------------
                                      Alfred C. Liggins, President


                                      TIMEBROKER


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                                       15

                                  Schedule 3.0

                                  Compensation

         Timebroker will pay Licensee monthly as follows:

         (a)      $233,000.00 (the time brokerage fee); plus

         (b) An amount equal to Licensee's expenses to be paid during the following month starting on the Commencement Date for the following:

                  (i)      salaries,   benefits   and  taxes   relating  to  the
                           employment of Licensee's employees;

                  (ii)     electric costs;

                  (iii)    property taxes and rents;

                  (iv)     equipment repairs and maintenance.

          The expenses defined in (i) - (iv) above are estimated not to exceed Forty Two Thousand and Five Hundred Dollars ($42,500) in any month ("Expense Amount"). Licensee shall be required to submit to Timebroker on a quarterly basis an accurate account of expenses detailed in (i) - (iv) above, supported by appropriate documentation. In no event shall Timebroker be required to pay any amount in excess of the actual expenses. Thus, in the event that total actual expenses for any quarter are less than the expenses paid during that quarter, the parties shall in good faith and supported by appropriate documentation make adjustments thereto and any excess amount paid by Timebroker shall be remitted by Licensee within fifteen (15) days of the close of the quarter. Notwithstanding the foregoing, if such expenses in any month exceed the Expense Amount, Timebroker and Licensee shall each pay one half of the cost in excess of the Expense Amount.